Exhibit 3.113

THE COMPANY INTERESTS DESCRIBED IN THIS DOCUMENT ARE SUBJECT TO RESTRICTIONS ON ASSIGNMENT AND TRANSFER SET FORTH HEREIN. THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL REGISTERED OR UNTIL THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL, OR OTHER ASSURANCES SATISFACTORY TO THE COMPANY, THAT AN INTEREST MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION.

LIMITED LIABILITY COMPANY AGREEMENT

OF

GOOD SPIRITS L.L.C.

dated

June 1, 2006

LIMITED LIABILITY COMPANY AGREEMENT

OF

GOOD SPIRITS L.L.C.

TABLE OF CONTENTS

(continued)

		Page
Section 5.4	Amendments	6
Section 5.5	Further Assurances	6
Section 5.6	Notices	7
Section 5.7	Waiver	7
Section 5.8	Whole Agreement	7
Section 5.9	Governing Law	7
Section 5.10	Binding Nature	7
Section 5.11	Invalidity	7
Section 5.12	Counterparts	7
Section 5.13	Construction	7

LIMITED LIABILITY COMPANY AGREEMENT

OF

GOOD SPIRITS L.L.C.

THIS is the Limited Liability Company Agreement (the “Agreement”) dated as of June 1, 2006, made by Albertson’s LLC, a Delaware limited liability company, as the sole and original member of Good Spirits L.L.C. (the “Company”). Unless the context otherwise requires, terms that are capitalized and not otherwise defined in context have the meanings set forth or cross referenced in Article II of this Agreement.

WHEREAS, Good Spirits, Inc. (the “Corporation”) was formed as a Texas corporation on February 23, 1977;

WHEREAS, by unanimous written consent, the board of directors of the Corporation adopted a resolution adopting and approving the plan of conversion of the Corporation to a limited liability company and this Agreement, and recommending the approval of such plan of conversion and this Agreement to the sole stockholder of the Company, pursuant to Article 5.17 of the Business Corporation Act of the State of Texas (the “BCA”);

WHEREAS, by written consent, the sole stockholder of the Corporation approved the plan of conversion of the Corporation to a limited liability company and this Agreement pursuant to Article 5.17 of the BCA;

WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Article 5.17 of the BCA and Sections 10-101 and 3-006 of the Act and pursuant to the filing with the Secretary of State of the State of Texas of Articles of Conversion and upon the issuance of the certificate of conversion by the Secretary of State of the State of Texas (the “Conversion”); and

WHEREAS, pursuant to this Agreement and the Conversion, the sole stockholder is becoming a member of the Company, the shares of capital stock in the Corporation are converted into limited liability company interests in the Company, and the sole stockholder of the Corporation is becoming the owner of all of the limited liability company interests in the Company.

In consideration of the mutual covenants and subject to the terms and conditions of this Agreement, the undersigned hereby agrees:

ARTICLE I     ORGANIZATIONAL MATTERS

Section 1.1 Conversion; Formation of the Company; Term. Effective as of the time of the Conversion, (i) the Articles of Incorporation of the Corporation, dated as of February 21, 1977, as amended, and the By-Laws of the Corporation, as amended, are replaced and superseded in their entirety by the Certificate of Formation of the Company and this Agreement, (ii) all of the shares of capital stock in the Corporation held by the sole stockholder of the Corporation immediately prior to the Conversion are converted into all of the limited liability company interests in the Company, (iii) the sole stockholder of the Corporation is automatically admitted to the Company as the sole member of the Company, (iv) all certificates evidencing shares of capital stock in the Corporation issued by the Corporation and outstanding immediately prior to the Conversion shall be surrendered to the Company, and (v) the Corporation is being continued without dissolution in the form of a Texas limited liability company. The Company is a limited liability company under the Act and is governed by this Agreement. The Company is an entity separate from the Member. Unless sooner dissolved and liquidated in accordance with this Agreement, the Company is to continue in perpetuity.

Section 1.2 Name. The name of the Company is: “Good Spirits L.L.C.”

Section 1.3 Purpose of the Company; Business. The purpose of the Company is to: (i) carry on any business permitted by the Act and (ii) perform all things necessary or incidental to or connected with or growing out of those activities in accordance with this Agreement.

Section 1.4 Principal Place of Business, Office and Agent. The Company’s principal place of business and the mailing address is 7580 Oak Grove Road, Fort Worth, Texas 76140, and the office address where the Company’s records required by the Act are kept is 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726. The registered office of the Company in the State of Texas is the office of the registered agent of the Company in Texas. The registered agent of the Company in Texas is Corporation Service Company dba CSC-Lawyers Incorporating Service Company, located at 701 Brazos Street, Suite 1050, Austin, Texas 78701. The Member, from time to time as it finds necessary or appropriate, may change the registered agent in Texas or the principal place of business of the Company, and may establish additional places of business or offices for maintenance of records. The Member shall amend the Certificate of Formation of the Company and this Section 1.4 to reflect each change in the identity or address of the registered agent in Texas.

Section 1.5 Fictitious Business Name Statement; Other Certificates. The Member may, from time to time, register the Company as a foreign limited liability company and file fictitious or trade name statements or certificates in those jurisdictions and offices as the Member considers necessary or appropriate. The Company may do business under any fictitious business names approved by the Member. The Member will, from time to time, file or cause to be filed certificates of amendment, certificates of cancellation or other certificates as the Member reasonably considers necessary or appropriate under the Act or under the laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Member.

Section 1.6 Original Member and Admission of Additional Members. Subject to Section 3.7, the original Member has the right to admit additional Members. Until the admission of an additional Member, the original Member has all the power and authority of the Members under this Agreement. Upon the admission of an additional Member, this Agreement shall be amended in accordance with Section 5.4 to reflect the rights and responsibilities of the Members.

ARTICLE II     DEFINITIONS

When capitalized in this Agreement, the terms and phrases set forth in this Article have the following definitions:

“Act” means the Texas Business Organizations Code, as amended from time to time. Any reference to the Act automatically includes a reference to any subsequent or successor limited liability company law of Texas.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. A Person controls another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “controlled” Person, whether through ownership of voting securities, by contract or otherwise. Affiliate also includes any Person who is related by blood or marriage to the Person in question.

“Agreement” means this Limited Liability Company Agreement, as may be amended from time to time.

“Bankruptcy” means, with respect to any Person, that Person’s filing a petition or otherwise voluntarily commencing a case or proceeding, or filing an answer not denying the material allegations of a complaint in any proceeding seeking relief under any federal or state bankruptcy, insolvency or debtors’ reorganization law; being the voluntary or involuntary subject of an order for relief by any court under any such law; or being adjudicated a ‘bankrupt,” “debtor” or “insolvent’ under any such law; or there being appointed under any such law a “trustee,” “receiver” or “custodian” to manage his, her or its business or properties; or there being commenced under any such law a case or proceeding proposing such an order for relief, adjudication or appointment with respect to that Person or its business, which proceeding is consented to by that Person or which is not dismissed within 90 days after being commenced.

“Code” means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code include references to corresponding provisions of any succeeding internal revenue law of the United States of America.

“Company” means Good Spirits L.L.C.

“Fiscal Year” means the fiscal year of the Company as determined by the Member from time to time, and, initially, means a fiscal year ending on February 1, 2007.

“Interest” means a Member’s equity interest in the Company, measured in Shares, including any and all benefits to which a Member may be entitled under this Agreement and the obligations of a Member under this Agreement.

“Majority Vote” means the vote of the Members holding more than a 50 percent Share.

“Member” means Albertson’s LLC executing this Agreement as the original member of the Company and its successors in interest and other Persons, in each case, who are admitted as members of the Company, each in its capacity as a member of the Company. Reference to a “Member” means any one of the Members so long as that Person is a member of the Company.

“Person” means and includes any natural person and any corporation, firm, partnership, trust, estate, limited liability company or other entity resulting from any form of association.

“Share” means a percentage of equity interest in the Company. The original Member holds a 100% Share, and will continue to do so until such time, if ever, as another Member is admitted, at which time the Members shall agree to their respective Shares.

“Transfer” means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in any Interest or interest therein or portion thereof, whether voluntary or involuntary, by operation of law or otherwise.

ARTICLE III     CAPITALIZATION; MEMBER INTERESTS; DISTRIBUTIONS

Section 3.1 Capital. The Member may, but shall have no obligation to, make additional capital contributions to the Company. The Company is to finance its operations independently of the Member and without the Member’s financial support. No Member will be paid interest on capital contributions to the Company.

Section 3.2 Interests in the Company as Securities; Security Interest. Each Member’s Interest and the relative rights, privileges, preferences and obligations with respect to the Member’s Interest shall be determined under this Agreement and the Act based upon the number of Shares held by the Member with respect to the Member’s Interest. For purposes of providing for transfer of, perfection of a security interest in, and other relevant matters related to, Interests in the Company, each Interest shall be deemed to be a “security” governed by Article 8, (including, without limitation, Sections 8-102 and 8-103) of the Uniform Commercial Code in effect in the States of New York and Delaware and Chapter 8 or Article 8, as applicable, of the Uniform Commercial Code in effect in any other relevant jurisdiction. The Company shall maintain books for the purpose of registering the Transfer of Interests. The transferor and the transferee of Interests must provide notification to the Company to register a Transfer of Interests. A Transfer of Interests is effective upon registration of Transfer in the Company’s books. Transferees of Interests shall be notified of restrictions on Transfers (whether by virtue of their execution of the Agreement or by the Company notifying the transferee of the restrictions on the Transfer of Interests).

Section 3.3 Withdrawal. No Member is entitled to withdraw any portion of its paid-in capital contribution, and no Member has any right to a return of capital except through distributions as provided in Section 3.6.

Section 3.4 Corporate Status. The Company shall take such actions as may be necessary to be disregarded for purposes of federal income taxation.

Section 3.5 Limitations on Distributions. The Company will not make any distribution of cash, except to the extent that the Company then has cash available in excess in the sum of (a) amounts required to pay or make provision for all Company expenses, plus (b) all reserves that are considered necessary or appropriate by the Member. To the extent that the Member reasonably foresees that the Company will receive cash or other consideration to satisfy liabilities not yet due and payable, the Company is not required to establish reserves or make other provision to satisfy such liabilities prior to making distributions under Section 3.6. Distributions of cash are only to be made to the extent cash is available to the Company without requiring (i) the sale of Company assets or the pledge of Company assets at a time or on terms that the Member believes are not in the best interests of the Company or (ii) a reduction in reserves that the Member believes are necessary or desirable for working capital or other Company purposes. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

Section 3.6 Other Distributions. Subject to Section 3.5, from time to time, prior to the commencement of winding-up and liquidation of the Company, the Member may, in its sole discretion, cause the Company to make distributions of cash or other assets of the Company to the Member in any amount, manner or proportion determined by the Member in its sole discretion. Each Member is a creditor of the Company with respect to any distributions made under this Section 3.6 and is entitled to all remedies available to a third-party creditor to enforce the Company’s obligation to make distributions under this Section 3.6.

Section 3.7 Transfer of Interests. A Member may assign in whole or in part its Interest in the Company upon the Company’s receipt of an opinion of legal counsel, or other assurances to the Company, that an Interest may legally be sold or otherwise transferred without registration under the Securities Act of 1933 or any state securities law. The transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its Interest in the Company pursuant to this Section 3.7, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

ARTICLE IV     MANAGEMENT

Section 4.1 Management by Member. The Company shall be managed by the Member.

Section 4.2 Authority of the Member. The Member has all power and authority to manage, and direct the management of, the business, and affairs of the Company, both ordinary and extraordinary.

Section 4.3 Manner of Action. The Member may, but shall not be required to, authorize, approve and/or ratify any action by a writing placed with the records of the Company. No action authorized, approved and/or ratified by the Member shall be invalid because such authorization, approval and/or ratification is not recorded in a writing.

Section 4.4 Delegation. The Member may delegate to the employees and agents of the Company, as the Member may from time to time cause the Company to employ, all or any portion of the authority to conduct the business of the Company in the ordinary course in accordance with this Agreement and any policy of delegation that the Member may adopt and revise from time to time. Any power not delegated by the Member remains with the Member.

Section 4.5 Standard of Care. Any Member and any employee of the Company in the performance of his, her or its duties, is entitled to rely in good faith on information, opinions, reports or other statements, including financial statements, books of account and other financial data, if prepared or presented by: (i) one or more employees of the Company if the Person relying on the statements reasonably believes that the Person preparing or presenting the material is reliable and competent in that matter or (ii) legal counsel, public accountants or other Persons as to matters that the Person relying on the statements reasonably believes are within the Person’s professional or expert competence.

ARTICLE V     GENERAL PROVISIONS

Section 5.1 Limited Liability of the Member. Except for contributions specifically required under Section 3.1 or agreed to by a Member as contemplated by Section 3.1 or as otherwise required by the Act, no Member (solely in its capacity as a Member) has any obligation to contribute to the Company or any liability for any Company obligations. Any liability to return distributions made by the Company is limited to mandatory requirements of the Act or of any other applicable law.

Section 5.2 No Dissolution. Only an event that would cause a dissolution under the Act shall cause a dissolution of the Company.

Section 5.3 No Resignation. No Member has any right to resign from the Company. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

Section 5.4 Amendments.

(a) Any amendment to this Agreement that would further limit a Member’s ability to hold or make a Transfer of that Member’s Interest, is effective with respect to a Member only if the Member does not act to disapprove the amendment by returning, within 30 days after the request is made, an executed counterpart of a proposed consent to the amendment, indicating disapproval of the action;

(b) Except as stated in Section 5.4(a), any amendment to this Agreement is effective if approved by a Majority Vote.

Section 5.5 Further Assurances. Each Member is to execute all documents and instruments necessary to evidence his, her or its approval of all actions, including, without limitation, amendments to this Agreement, taken or authorized by the Members by Majority Vote or otherwise as provided in this Agreement.

Section 5.6 Notices. All notices to the Company are to be sent by registered or certified mail, return receipt requested, or by recognized overnight courier or facsimile addressed to the Member at the Company’s principal place of business at 7580 Oak Grove Road, Fort Worth, Texas 76140. All notices are effective the next day, if sent by recognized overnight courier or facsimile, or five days after deposit in the United States mail, postage prepaid, properly addressed and return receipt requested.

Section 5.7 Waiver. The Member hereby irrevocably waives any and all rights, duties, obligations and benefits with respect to any action for partition of any Company assets or to compel any sale or appraisal of any Company assets or any deceased Member’s Interest therein. Further, all applicable rights, duties, benefits and obligations, including those relating to the appraisal, inventory or sale of Company assets or the sale of a deceased Member’s Interest therein, are hereby waived.

Section 5.8 Whole Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not set forth or expressly referred to in this Agreement.

Section 5.9 Governing Law. This Agreement is governed by and is to be construed in accordance with the laws of the State of Texas without giving effect to its rules concerning conflicts of laws.

Section 5.10 Binding Nature. Except as otherwise provided in this Agreement, this Agreement is binding upon and inures to the benefit of the Member and its successors, personal representatives, heirs, devisees, guardians and assigns.

Section 5.11 Invalidity. In the event that any provision of this Agreement is invalid, the validity of the remaining provisions of the Agreement are not in any way to be affected thereby.

Section 5.12 Counterparts. This Agreement and any amendment to it may be executed in multiple counterparts, each of which is an original and all of which constitute one agreement or amendment, as the case may be, whether or not all of the parties are signatories to the original or the same counterpart, or that signature pages from different counterparts are combined, and the signature of any party to any counterpart is a signature to and may be appended to any other counterpart.

Section 5.13 Construction. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, include all other genders; the singular includes the plural and vice versa. “Includes” and “including” mean without limitation. Unless otherwise specifically stated, references to Sections or Articles refer to the Sections or Articles of this Agreement.

Section 5.14 Authorized Signatories. Each of the persons listed on Exhibit A hereto (each, an “Authorized Signatory” and together, the “Authorized Signatories’”) is, authorized to execute, on behalf of the Company, any and all documents, instruments, deeds, applications, notices, certificates or agreements of the Company as such Authorized Signatory deems necessary, advisable or appropriate to effect, or otherwise in furtherance of, the transactions contemplated by (i) that certain Merger Agreement (the “Merger Agreement”), dated January 22, 2006, by and among SUPERVALU INC (“Supervalu”), Emerald Acquisition Sub, Inc., Albertson’s, Inc. (“Albertsons”), New Albertson’s, Inc.(“New Albertsons”), and New Diamond Merger Sub, Inc; (ii) that certain Purchase and Separation Agreement (the “Separation Agreement”), dated January 22, 2006, by and among Albertsons, New Albertsons, Supervalu and AB Acquisition LLC; and (iii) that certain Asset Purchase Agreement (“Drug APA” and together with the Merger Agreement and the Separation Agreement, the “Transaction Agreements”), dated January 22, 2006, by and among CVS Corporation, CVS Pharmacy, Inc., Albertsons, New Albertsons, Supervalu, and certain other sellers, including without limitation the Separation (as defined in the Separation Agreement) and the transactions described in that certain presentation entitled “Project Iceberg – Albertson’s Structure Steps” attached to Exhibit B.

[Signatures on the Following Page]

The undersigned has executed this Agreement as of the date first written above.

ALBERTSON’S LLC

By:	/s/ Susan McMillan
Name:	Susan McMillan
Title:	AUTHORIZED SIGNATORY

EXHIBIT A

Authorized Signatories

1. William H. Arnold

2. Colleen Batcheler

3. Bradley R. Beckstrom

4. John F. Boyd

5. Charles F. Cole

6. Joel Guth

7. Larry Johnston

8. Patrick Madigan

9. Susan McMillan

10. Ronald T. Mendes

11. Paul G. Rowan

12. John R. Sims

-i-

EXHIBIT B

(See attached)

-ii-

EXHIBIT “C-1”

AMENDMENT NO. 1 TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

GOOD SPIRITS LLC

This Amendment No. 1 (this “Amendment”), dated as of June 1, 2006 is made to the Limited Liability Company Agreement (the “LLC Agreement”), dated as of June 1, 2006, of Good Spirits LLC (the “Company”), a Texas limited liability company by Albertson’s LLC (the “Member”), the sole member of the Company.

RECITALS

A. The Member wishes to appoint Managers of the Company.

B. The Member wishes to amend the LLC Agreement to reflect the management of the Company by the Managers.

C. In accordance with Section 5.4 of the LLC Agreement, the LLC Agreement is amended as set forth below.

D. All capitalized terms used herein and not otherwise defined have the meanings set forth in the LLC Agreement.

AMENDMENT

A. Article II of the LLC Agreement is hereby amended to add the following definitions:

“Board of Managers” means the Board of Managers created under Section 4.1.

B. Article IV of the LLC Agreement is hereby amended and restated in its entirety:

ARTICLE IV MANAGEMENT

Section 4.1 Board of Managers.

(a) The Company shall have a Board of Managers initially composed of three Managers. The Members may, from time to time, by Majority Vote, elect additional Managers to serve on the Board. The initial Managers shall be Robert Miller, Clem Washington and Perry Byrne.

(b) Each Manager is to serve until the earlier of his or her death, resignation or removal. A Manager may be removed at any time by a Majority Vote of the Members. Any Manager may resign at any time by delivering his or her written resignation to the Members.

Section 4.2 Authority of the Board of Managers.

(a) Except as specifically reserved to the Members in this Agreement or as provided by applicable law, the Board of Managers has all power and authority to manage, and direct the management of, the business and affairs of the Company in the ordinary course of its business. Approval by or action taken by the Board of Managers in accordance with this Agreement is the approval or action of the Company and is binding on each Member.

(b) The Board of Managers may delegate to the Officers, other employees and agents of the Company the authority to conduct the business of the Company in the ordinary course, in accordance with this Agreement and any policy of delegation which may be adopted and revised from time to time by the Board of Managers. Any power not delegated by the Board of Managers remains with the Board of Managers.

Section 4.3 Manner of Action. The Board of Managers may, but shall not be required to, authorize, approve and/or ratify any action by a writing placed with the records of the Company. No action authorized, approved and/or ratified by the Board of Managers shall be invalid because such authorization, approval and/or ratification is not recorded in a writing.

Section 4.4 Standard of Care. Any Member and any Manager, Officer or any employee of the Company in the performance of his, her or its duties, is entitled to rely in good faith on information, opinions, reports or other statements, including financial statements, books of account and other financial data, if prepared or presented by: (i) one or more Officers or employees of the Company if the Person relying on the statements reasonably believes that the Person preparing or presenting the material is reliable and competent in that matter or (ii) legal counsel, public accountants or other Persons as to matters that the Person relying on the statements reasonably believes are within the Person’s professional or expert competence.

C. Except as provided in this Amendment, the LLC Agreement will remain in full force and effect.

D. This Amendment is governed by and is to be construed in accordance with the laws of the State of Texas without giving effect to its rules concerning conflicts of laws.

*        *        *

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its duly authorized officer as of the date set forth above.

ALBERTSONS’S LLC

By:	/s/ Robert Miller
Name:	Robert Miller
Title:

AMENDMENT NO. 2 TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

GOOD SPIRITS LLC

This Amendment No. 2 (this “Amendment”), dated as of November     , 2006 is made to the Limited Liability Company Agreement dated as of June 1, 2006, as amended by that certain Amendment No. 1 to the Limited Liability Company Agreement dated as of June 1, 2006 (collectively, the “LLC Agreement”) of Good Spirits LLC (the “Company”), a Texas limited liability company by Albertson’s LLC (the “Member”), the sole member of the Company.

RECITALS

A. The Member wishes to amend the LLC Agreement to set forth the duties of the respective officers.

B. In accordance with Section 5.4 of the LLC Agreement, the LLC Agreement is amended as set forth below.

C. All capitalized terms used herein and not otherwise defined have the meanings set forth in the LLC Agreement.

AMENDMENT

A. Article II of the LLC Agreement is hereby amended to add the following definitions:

“Officers” means the Officers appointed to hold those offices created under Section 4.5.

B. Article IV of the LLC Agreement is hereby amended to add the following section:

ARTICLE IV MANAGEMENT

Section 4.5 Officers

(a) Officers. The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board of Managers and may consist of a Secretary, a Liquor Sales Manager and one or more Vice Presidents and Assistant Secretaries. The Company shall not have an officer designated as the President. Any number of offices may be held by the same person. The Board of Managers may appoint such other Officers and agents as they shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board of Managers. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Board of Managers. Any vacancy occurring in any office of the Company shall be filled by the Board of Managers.

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(b) Vice President. The Vice President shall be the chief operating officer of the Company and shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Member and the Board of Managers are carried into effect. The Vice President or any other Officer authorized by the Board of Managers shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, and (ii) where signing and execution thereof shall be expressly delegated by the Board of Managers to some other Officer or agent of the Company. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

(c) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board of Managers and record all the proceedings of the meetings of the Company and of the Board of Managers in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board of Managers, and shall perform such other duties as may be prescribed by the Board of Managers or the Vice President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Managers (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Members may from time to time prescribe.

(d) Liquor Sales Manager. The Liquor Sales Manager shall manage the purchase and sale of alcoholic beverages by the Company subject to the direction and control of the Vice President and the Board of Managers. The Liquor Sales Manager, if any, shall perform such other duties and have such other powers as the Vice President or Board of Managers may from time to time prescribe.

(e) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board of Managers not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

C. Except as provided in this Amendment, the LLC Agreement will remain in full force and effect.

D. This Amendment is governed by and is to be construed in accordance with the laws of the State of Texas without giving effect to its rules concerning conflicts of laws.

*         *         *

2

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its duly authorized officer as of the date set forth above.

ALBERTSON’S LLC

By:	/s/ Robert G. Miller
Name:	Robert G. Miller
Title:	C.E.O.

3